Where Food Comes From, Inc. 8-K/A

EXHIBIT 99.1

SureHarvest, Inc.

Financial Statements

As of and for the year ended December 28, 2016

SureHarvest, Inc.
Table of Contents
December 28, 2016

INDEPENDENT AUDITOR’S REPORT

To the Directors and Stockholders
of SureHarvest, Inc.

We have audited the accompanying financial statements of SureHarvest, Inc., which comprise the balance sheet for the period ended December 28, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SureHarvest, Inc. for the period ended December 28, 2016, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

EKS&H, LLLP

Denver, Colorado

March 13, 2017

SureHarvest, Inc.
Balance Sheet

December 28, 2016
Assets
Current assets:
Cash	$225,322
Accounts receivable	290,692
Prepaid expenses and other current assets	25,650
Total current assets	541,664
Property and equipment, net	7,314
Intellectual property, net	283,133
Total assets	$832,111

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$225,658
Accrued expenses	43,573
Deferred revenue	189,275
Note payable	800,000
Total liabilities	1,258,506

Commitments and contingencies (Note 7)

Stockholders’ deficit:
Preferred stock Series B, no par value; 8,500,000 shares authorized; 5,182,993 shares issued and outstanding; aggregate liquidation preference of $1,925,482	1,925,482
Preferred stock Series A, no par value; 6,200,000 shares authorized; 5,723,150 shares issued and outstanding; aggregate liquidation preference of $3,271,353	2,960,408
Common stock, no par value; 20,000,000 shares authorized; 4,560,000 shares issued and outstanding	12,850
Accumulated deficit	(5,325,135)
Total stockholders’ deficit	(426,395)
Total liabilities and stockholders’ deficit	$832,111

The accompanying notes are an integral part of these financial statements.

SureHarvest, Inc.

Statement of Operations

For the Year ended Dec. 28, 2016
Revenues
Software license, maintenance and support services revenue	$1,074,268
Consulting service revenue	603,524
Total revenues	1,677,792
Costs of revenues
Cost of software license, maintenance and support services	534,973
Labor and other costs of services	277,871
Total cost of revenues	812,844
Gross profit	864,948
Selling, general and administrative expenses	881,440
Loss from operations	(16,492)
Interest expense	38,956

Net loss	$(55,448)

The accompanying notes are an integral part of these financial statements.

SureHarvest, Inc.
Statement of Cash Flows

For the Year ended Dec. 28, 2016
Operating activities:
Net loss	$(55,448)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,479
Changes in operating assets and liabilities:
Accounts receivable	(77,029)
Prepaid expenses and other current assets	(14,750)
Accounts payable	190,310
Accrued expenses	3,976
Deferred revenue	(29,365)
Net cash provided by operating activites	74,173

Investing activities:
Purchases of property and equipment	(5,832)
Investments in intellectual property	(68,397)
Net cash used in investing activities	(74,229)

Financing activities:
Repayments toward note payable	(300,000)
Proceeds from sale of Series B Preferred Stock	500,184
Net cash provided by financing activities	200,184
Net increase in cash	200,128
Cash at beginning of year	25,194
Cash at end of year	$225,322

Supplemental Cash Flow Information:
Cash paid during the year:
Interest	$38,956

The accompanying notes are an integral part of these financial statements.

SureHarvest, Inc.

Statement of Stockholders’ Deficit

For the Year ended December 28, 2016

	Series A	Series B	Common Stock		Accumulated
	Amount	Amount	Outstanding	Amount	Deficit	Total
Balance at January 1, 2016	$2,960,408	$1,425,298	4,560,000	$12,850	$(5,269,687)	$(871,131)

Private placement in Series B Preferred Stock	—	500,184	—	—	—	500,184
Net loss	—	—	—	—	(55,448)	(55,448)
Balance at December 28, 2016	$2,960,408	$1,925,482	4,560,000	$12,850	$(5,325,135)	$(426,395)

The accompanying notes are an integral part of these financial statements.

SureHarvest, Inc.
Notes to Financial Statements

Note 1 - The Company and Basis of Presentation

Business Overview

SureHarvest, Inc. (“SureHarvest,” the “Company,” “our,” “we,” or “us,”) is a California corporation based in Soquel, California. Established in 1999 as Real Tool Box, we provide sustainable sourcing, sustainability programs & diffusion of innovation, certification management, verification services, compliance management, and farming information management solutions to drive sustainable value creation in the food and agriculture value chain. Our clients span the food and agriculture value chain and benefit from our market-leading sustainability expertise and experience working with growers, packer/shippers, food companies, wineries, distributors, and their trade associations organic and sustainable certification services to agricultural operations and the food industry.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Sale of Business Assets

On December 28, 2016, we entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, SureHarvest Services LLC (the “Buyer”) and Where Food Comes From, Inc., a Colorado corporation (collectively “WFCF”). We sold substantially all the assets of the Company. WFCF provides verification and certification solutions for the agriculture, livestock and food industry.

Pursuant to the Purchase Agreement, WFCF purchased the business assets of the Company in exchange for total consideration of approximately $2.8 million, comprised of approximately $1,122,000 in cash, 850,852 shares of common stock of WFCF valued at approximately $1,710,000 based on the closing price of their stock on December 28, 2016, of $2.01 per share, and a 40% membership interest in the Buyer. The consideration paid by WFCF in connection with this acquisition was determined by arms-length negotiations between WFCF and the Company.

WFCF has the right of first refusal on our remaining 40% interest in the Buyer. At any time following the thirty-six-month anniversary of the effective date of the Purchase Agreement, WFCF has the option, but not the obligation, to purchase the 40% interest) of the Buyer held by us, and we have the option, but not the obligation, to require WFCF to purchase all the units held by us. The purchase price for the units shall be equal to the amount the selling holders of the units would be entitled to receive upon a liquidation of the Buyer assuming all the assets are sold for a purchase price equal to the product of eight and half times trailing twelve-month earnings before income taxes, depreciation and amortization, as defined, subject to an $8 million floor.

The Purchase Agreement provides for a period of eighteen months to support any indemnification claims for breach of SureHarvest, Inc. representations, warranties and covenants. The Shares were placed in escrow during such indemnification period. The Purchase Agreement also includes non-dilution provisions.

SureHarvest, Inc.
Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies

Cash

We place our cash with high quality financial institutions. At times, cash balances may exceed the Federal Deposit Insurance Corporation (FDIC) insurance limit; however, we have not experienced any losses related to balances that exceed such FDIC insurance limits, and we believe our credit risk is minimal.

Accounts Receivable

Most of our receivables are due from trade customers. Credit is extended based on our evaluation of the customer’s financial condition and generally, collateral is not required. Accounts receivable are due approximately 30 days from the invoice date and are stated at amounts due from customers. Accounts receivable that are outstanding longer than the contractual payment terms are considered past due. We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss and payment history, the customer’s current ability to pay its obligations to us and the condition of the general economy and the industry as a whole. We write off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Three customers accounted for 15%, 15% and 46% of our outstanding accounts receivable balance at December 28, 2016.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets. All other property and equipment have depreciable lives which range from two to seven years. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss is reflected in earnings.

Impairment of Long-Lived Assets

We review all our long-lived assets (including our intellectual property) for impairment at least annually or whenever impairment indicators are determined to be present.

Assumptions and estimates about future values and remaining useful lives of our intellectual property and other long-lived assets are complex and subjective. They can be affected by a variety of factors, including external factors such as consumer spending habits and general economic trends, and internal factors such as changes in our business strategy and our internal forecasts. We review our intellectual property (which is subject to amortization) for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. If our qualitative analysis indicates that there could be an impairment, we then determine whether an impairment loss occurred which requires a comparison of the carrying amount to the sum of the undiscounted cash flows expected to be generated by the asset, or the expected proceeds, net of costs to sell, upon sale of the asset. If an impairment exists, the amount of impairment is measured as the excess of the carrying amount of the asset over its fair value. During 2016, we completed a qualitative analysis, and based upon the work performed, we concluded that no impairment existed.

SureHarvest, Inc.
Notes to Financial Statements

Revenue Recognition

We derive our revenue primarily from software licenses and maintenance and services. Our license arrangements generally contain multiple elements, including software maintenance services, consulting services, and customer education services. We do not recognize revenue until the following four basic criteria are met: (i) persuasive evidence of an arrangement exists, (ii) our product has been shipped or, if delivered electronically, the customer has the right to access the software, (iii) the fee is fixed or determinable, and (iv) collection of the fee is probable.

Evidence of an arrangement generally consists of a contract or purchase order signed by the customer. Regarding delivery, we generally ship our software electronically and do not license our software with conditions of acceptance. If an arrangement does contain conditions of acceptance, we defer recognition of the revenue until the acceptance criteria are met or the period of acceptance has passed. Services are considered delivered as the work is performed or, in the case of maintenance, over the contractual service period. We assess whether a fee is fixed or determinable at the outset of the arrangement and consider the payment terms of the transaction, including transactions that extend beyond our customary payment terms. We do not license our software with a right of return. In assessing whether the collection of the fee is probable, we consider customer credit-worthiness, a customer’s historical payment experience, economic conditions in the customer’s industry and geographic location and general economic conditions. If we do not consider collection of a fee to be probable, we defer the revenue until the fees are collected, provided all other conditions for revenue recognition have been met.

In determining when to recognize revenue from a customer arrangement, we are often required to exercise judgment regarding the application of our accounting policies to a particular arrangement. The primary judgments used in evaluating revenue recognized in each period involve: determining whether collection is probable, assessing whether the fee is fixed or determinable, and determining the fair value of the maintenance and services elements included in multiple-element software arrangements. Such judgments can materially impact the amount of revenue that we record in each period. While we follow specific and detailed rules and guidelines related to revenue recognition, we make and use significant management judgments and estimates about the revenue recognized in any reporting period, particularly in the areas described above. If management made different estimates or judgments, material differences in the timing of the recognition of revenue could occur.

In regards to software license revenues, perpetual and term license fees are recognized as revenue when the software is delivered, no significant obligations or contingencies related to the software exist, other than maintenance, and all other revenue recognition criteria are met.

Revenue from maintenance is recognized ratably over the service period. Maintenance revenue is deferred until the associated license is delivered to the customer and all other criteria for revenue recognition have been met. Revenue from other services, which are primarily consulting and customer education services, is generally recognized as the services are delivered to the customer, provided all other criteria for revenue recognition have been met.

We also offer products via a software-as-a-service (SaaS) model, which is a subscription based model. Subscription revenue derived from these agreements is generally recognized on a straight-line basis over the subscription term, provided persuasive evidence of an arrangement exists, access to our software has been granted to the customer, the fee for the subscription is fixed or determinable, and collection of the subscription fee is probable.

SureHarvest, Inc.
Notes to Financial Statements

We generally sell our software licenses with maintenance services and, in some cases, also with consulting services. For these multiple element arrangements, we allocate revenue to the delivered elements of the arrangement using the residual method, whereby revenue is allocated to the undelivered elements based on vendor specific objective evidence (or VSOE) of fair value of the undelivered elements with the remaining arrangement fee allocated to the delivered elements and recognized as revenue assuming all other revenue recognition criteria are met. For the undelivered elements, we determine VSOE of fair value to be the price charged when the undelivered element is sold separately. We determine VSOE for maintenance sold in connection with a software license based on the amount that will be separately charged for the maintenance renewal period. Substantially all license arrangements indicate the renewal rate for which customers may, at their option, renew their maintenance agreement. We determine VSOE for consulting services by reference to the amount charged for similar engagements when a software license sale is not involved. We review services sold separately on a periodic basis and update, when appropriate, our VSOE of fair value for such maintenance and services to ensure that it reflects our recent pricing experience. If VSOE of fair value for the undelivered elements cannot be established, we defer all revenue from the arrangement until the earlier of the point at which such sufficient VSOE does exist or all elements of the arrangement have been delivered, or if the only undelivered element is maintenance, then we recognize the entire fee ratably over the maintenance period. If payment of the software license fees is dependent upon the performance of consulting services or the consulting services are essential to the functionality of the licensed software, then we recognize both the software license and consulting fees using the completed contract method.

Sales taxes collected from customers and remitted to government authorities are excluded from revenue.

Deferred revenue generally results from contractual billings for which revenue has not been recognized and consists of the unearned portion of license, maintenance, and services fees. Deferred revenue expected to be recognized as revenue more than one year subsequent to the balance sheet date is included in long-term liabilities in the balance sheet.

In 2016, one customer accounted for approximately 51% of our total revenue.

Advertising Expenses

Advertising costs are expensed as incurred. For the year ended December 28, 2016, we did not incur any advertising expenses.

Income Taxes

We compute income taxes using the asset and liability method. Under this method, deferred income taxes are recognized for differences between the basis of assets and liabilities for financial statement and income statement purposes, using the enacted statutory rate in effect for the year these differences are expected to be taxable or refunded. Deferred income tax expense or benefit is based on the changes in the asset or liability, respectively, from period to period. A deferred tax asset or liability is recognized whenever there are future tax effects from existing temporary differences and operating loss and tax credit carry forwards. If we determine that a deferred tax asset could be realized in a greater or lesser amount than recorded, the asset’s recorded amount is adjusted and the income statement is either credited or charged, respectively, in the period during which the determination is made.

SureHarvest, Inc.
Notes to Financial Statements

We reduce our deferred tax assets by a valuation allowance if we determine that it is more likely than not that some portion or all of these tax assets will not be realized. In making this determination, we consider various qualitative and quantitative factors, such as:

●	The level of historical taxable income and projections for future taxable income over periods in which the deferred tax assets would be deductible, and
●	Accumulation of income (loss) before taxes utilizing a look-back period of three years.
●	Events within the industry,
●	The cyclical nature of our business,
●	The health of the economy,
●	Our future forecasts of taxable income and
●	Historical trending.

We record liabilities to address uncertain tax positions we have taken in previously filed tax returns or that we expect to take in a future tax return. The determination for required liabilities is based upon an analysis of each individual tax position, taking into consideration whether it is more likely than not that our tax position, based on technical merits, will be sustained upon examination. For those positions for which we conclude it is more likely than not it will be sustained, we recognize the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the taxing authority. The difference between the amount recognized and the total tax position is recorded as a liability. The ultimate resolution of these tax positions may be greater or less than the liabilities recorded. Management believes there are no current uncertain tax positions that would result in an asset or liability being recognized in the accompanying financial statements.

We file income tax returns in the US federal jurisdiction and California state jurisdiction. We are no longer subject to US federal tax examinations for years before December 31, 2013, and the state tax returns that remain subject to examination range from December 31, 2012 to December 31, 2016.

Note 3 - Property and Equipment

The major categories of property and equipment are as follows:

December 28, 2016
Computer hardware and software	$88,430
Leasehold improvements	2,400
Furniture and office equipment	32,533
123,363
Less accumulated depreciation	(116,049)
Property and equipment, net	$7,314

Depreciation expense for the year ended December 28, 2016 was approximately $2,800.

SureHarvest, Inc.
Notes to Financial Statements

Note 4 – Intellectual Property

The following table summarizes our intellectual property as of:

	December 28, 2016	Estimated Useful life
Intellectual property subject to amortization:
Patents	$461,196	6 - 20 years
Less accumulated amortization	(178,063)
	$283,133

Amortization expense for the year ended December 28, 2016 was approximately $53,700. Future scheduled amortization of intangible assets is as follows:

Fiscal year ending December 31st:

2017	$70,784
2018	$70,783
2019	$70,783
2020	$70,783
Thereafter	—
$283,133

Note 5 – Note Payable

On August 1, 2015, we signed a promissory note with First Republic Bank (the Note Payable). The Note Payable, which matures on August 1, 2017, provided for $1,200,000 in working capital. Principal payments of $25,000 are due on the first of each month beginning September 1, 2015 with a final balloon payment of $625,000 due on August 1, 2017. Accrued interest is also payable on the first of each month. The interest rate is at the bank index rate plus 0.5%, or 4.0% per year, whichever is greater. Interest is calculated using a 360-day year. As of December 28, 2016, the current effective rate was 4.0%. The Note Payable was collateralized by all the business assets of the Company and further guaranteed by certain key shareholders of the Company.

On December 28, 2016, the total Note Payable amount of $800,000 was classified as a current liability in the balance sheet. In connection with the sale of the business assets of the Company, the Note Payable was paid in full from the proceeds of the sale and all security interests and guarantors were released. See “Sale of Business Assets” in Note 1 for more information.

SureHarvest, Inc.
Notes to Financial Statements

Note 6 - Income Taxes

During 2016, we incurred no current income tax benefit due to a full valuation allowance. The reconciliation of income taxes calculated at the statutory rate compared to our effective tax rate is as follows:

December 28, 2016
Expected tax benefit	$(18,852)
State tax benefit, net	(3,122)
Permanent differences	647
Change in valuation allowance	21,327
Income tax expense	$—

The income tax effects of temporary differences that give rise to significant portions of deferred tax assets (liabilities) is as follows:

December 28, 2016
Deferred tax assets (liabilities):
Net operating loss carryforwards	$1,918,548
Accounts receivable, accruals and deferred revenue, net	56,624
Property and equipment	2,056
Intellectual property	(89,434)
Less valuation allowance	(1,887,794)
Net deferred tax assets (liabilities)	$—

As of December 28, 2016, we had approximately $5 million of federal net operating loss (NOL) carryforwards and approximately $3.4 million of state net operating loss carryforwards that if not utilized, will begin to expire in 2023 for federal tax purposes and continue to expire at various dates for state tax purposes. Our NOL carryforwards can be used to offset taxable income in future periods and reduce our income taxes payable in those future periods. Many of these NOL carryforwards will expire if they are not used within certain periods. At this time, we consider it more likely than not, that we will not have sufficient taxable income in the future that will allow us to realize these DTAs. Accordingly, we have recorded a full valuation allowance against these DTAs.

Note 7 – Commitments and Contingencies

Operating Leases

Our corporate office is in Soquel, California. We also rent a small conference room located in Modesto, California. Our office space in Soquel expires on November 30, 2017 and requires rental payments of approximately $2,700 per month. In addition to primary rent, this lease requires additional payments for operating costs and other common area maintenance costs. The monthly rental payments for our leased space in Modesto is approximately $600 and the lease agreement is month-to-month.

Rent expense for the year ended December 28, 2016, was approximately $49,600. As of December 28, 2016, the future minimum lease payment to be incurred during 2017 is $29,254. In connection with the sale of the Company as further described in Note 1, obligations related to our operating leases were assumed by the buyer.

SureHarvest, Inc.
Notes to Financial Statements

Legal proceedings

From time to time, we may become involved in various legal actions, administrative proceedings and claims in the ordinary course of business. We generally record losses for claims in excess of the limits of purchased insurance in earnings at the time and to the extent they are probable and estimable. There are currently no pending proceedings against the Company.

Employee Benefit Plan

The Company has established a 401(K) plan for the benefit of our employees. The plan covers all of our employees who have attained age 21. We may make a discretionary matching contribution in an amount that is determined by our Board of Directors. If a matching contribution is made, the amount cannot exceed the elective deferral contributions. For the years ended December 28, 2016, no matching contributions were made.

Note 8 – Stockholders’ Equity

Preferred Stock

The Company’s Second Amended and Restated Articles of Incorporation authorizes the Company to issue 14,700,000 shares of preferred stock, of which, 6,200,000 are designated as Series A Preferred Stock and 8,500,000 is designated as Series B Preferred Stock. At December 28, 2016, 10,906,143 shares were issued and outstanding.

Dividends. The holders of preferred stock were entitled to receive non-cumulative and non-accruing dividends only when and if declared by the Board of Directors out of funds legally available for that purpose in an amount equal to: $0.046 per share of Series A preferred stock; and $0.03 per share of Series B preferred stock; (in each case, subject to stock splits, subdivisions, combinations, consolidations and the like with respect to such shares). There have been no dividends declared to date.

Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of Series B preferred stock were entitled to receive, pari passu and in preference to the holders of the Company’s Series A preferred stock and common stock, an amount equal to $0.3715 per share.

After such payment, the holders of Series A preferred stock were entitled to receive, in preference to the holders of common stock, an amount equal to $0.5716 per share.

After the payments set forth above, all remaining proceeds thereafter shall be shared pro rata by the holders of common stock. A consolidation or merger of the Company or sale of all or substantially all of its assets or of a majority of its capital stock were deemed to be a liquidation or winding up for purposes of the liquidation preference.

Redemption. None of the preferred stock was mandatorily redeemable.

SureHarvest, Inc.
Notes to Financial Statements

Conversion. Each share of preferred stock was convertible into the Company’s common stock at the option of the holder at a rate of $0.5716 for one share of common stock in the case of Series A Preferred Stock, and $0.3715 in the case of Series B Preferred Stock. Additionally, each share of preferred stock was automatically convertible into common stock upon the earlier of (1) closing of a firm commitment underwritten public offering from which the aggregate net proceeds equal or exceed $7.5 million, or (2) by the vote or written consent of the holders of a majority of the outstanding Series A preferred stock and Series B preferred stock, each series voting as a separate class on as as-converted basis. To date, no preferred shares were converted to common stock.

Voting rights. The holders of preferred stock were entitled to the number of votes equal to the number of shares of common stock issuable upon conversion of the preferred stock held by such holder, and except as otherwise provided by law or the Second Amended and Restated Articles of Incorporation, the holders of preferred stock and of common stock voted together as a single class on all matters.

Protective provisions. The votes of the holders of a majority of the outstanding shares of preferred stock, voting together as a single class, were required for the approval of certain events relating to:

●	the liquidation, dissolution, or winding-up of the Company;
●	altering or changing the powers, rights, preferences, privileges or restrictions of the Series A or Series B Preferred Stock so as to adversely affect the shares of such series;
●	the increase or decrease (other than by conversion) of the total number of authorized shares of Series A or Series B Preferred Stock; or
●	the authorization or issuance of additional preferred stock having superior preferences or priorities as to dividends, redemption rights, liquidation preferences, conversion rights or voting rights of the given series of preferred stock

Common Stock

Common stockholders are entitled to dividends as and when declared by the board of directors, subject to the rights of holders of all classes of stock outstanding having priority rights as to dividends. There have been no dividends declared to date.

The holder of each share of common stock is entitled to one vote.

Change of Control Bonus Plan

In December 2016, the Preferred Series A and Series B Shareholders ratified a Change of Control Bonus Plan (Bonus Plan) in which certain key employees of the Company are eligible to participate in a bonus pool of up to $2 million. The Bonus Plan and payout is subject to the liquidation preferences of the Series A and Series B Shareholders as discussed above. Accordingly, the final bonus amount is contingent upon and to be paid under a delayed distribution pursuant to the earn-out provisions paid by a purchaser of the Company’s equity securities upon the change of control. The Company expects that any amounts earned, if any, and paid under the Bonus Plan will not occur before the thirty-six-month anniversary of the effective date of the Purchase Agreement as further described in Note 1 under “Sale of Business Assets.”

Note 9 – Related Party Transactions

In 2016, we recorded total net revenue of approximately $25,000 from a family business owned by a member of our Board of Directors who is also a Preferred Series A and B shareholder.